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                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): March 17, 1999

                            QUARTERDECK CORPORATION
            (Exact name of registrant as specified in its charter)

          Delaware                       0-19207               95-4320650
(State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

          13160 MINDANAO WAY
       MARINA DEL REY, CALIFORNIA                                           90292
    (Address of Principal Executive Offices)                             (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 309-3700


                                     NONE
         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

         A Stipulation and Agreement of Compromise and Settlement, dated March 11, 1999, was entered into by the parties in connection with a complaint filed in the Court of Chancery of the State of Delaware, County of New Castle, on February 24, 1999, by William M. Skeen, a Quarterdeck Corporation common stockholder, against Quarterdeck, Symantec Corporation, Oak Acquisition Corporation and current and former directors of Quarterdeck alleging breaches of fiduciary duty of loyalty by Symantec and Quarterdeck's current and former directors in connection with the proposed merger of Oak with and into Quarterdeck. The claims in the complaint were brought as a class action. The plaintiff filed an Amended Complaint on March 3, 1999, repeating the allegations in his initial complaint and adding allegations that the Information Statement of Quarterdeck dated February 26, 1999 did not provide sufficient information for reasonable Quarterdeck stockholders to make an informed assessment of whether to demand appraisal in connection with the merger. A hearing to determine whether the proposed settlement should be approved by the Court is scheduled for May 3, 1999.

         As part of the settlement, on March 15, 1999, Quarterdeck mailed to all stockholders of record on February 16, 1999, a supplement to the Information Statement setting forth additional disclosures in connection with Quarterdeck's special meeting scheduled to be held on March 29, 1999. The supplement is included as part of the definitive Information Statement filed with the Securities and Exchange Commission.

         At the March 29, 1999 special meeting, Symantec will have a sufficient number of shares to vote to approve the merger and is obligated to vote in favor of the merger. Quarterdeck currently anticipates that the merger will be consummated on March 29, 1999, or as promptly as practicable thereafter.
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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


Dated: March 17, 1999                           QUARTERDECK CORPORATION



                                                By:   /s/ Arthur F. Courville
                                                      _________________________
                                                      Arthur F. Courville
                                                      Vice President